UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 3, 2025

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the Current Report on Form 8-K filed on November 3, 2025 (the “Initial 8-K”) by Nocera, Inc. (the “Company”), on October 31, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional accredited investor (the “Investor”) providing for the issuance of senior secured convertible notes in an aggregate principal amount of up to $300,000,000 (the “Notes”).

On November 3, 2025, the Company consummated the initial closing under the Purchase Agreement, pursuant to which it issued to the Investor a senior secured convertible note in the principal amount of $8,000,000 (the “Initial Note”) for a purchase price of $7,280,000.

The Initial Note is convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion price equal to the lower of (A) the lower of: (i) $2.01, and (ii) the average of the closing price of the Common Stock as reported by Nasdaq for each of the five trading days immediately preceding the applicable Closing, and (B) 93% of the lowest daily volume-weighted average price of the Common Stock during the ten (10) trading days immediately preceding the applicable Conversion Date (as defined in the Initial Note); provided, however, that in no event will the conversion price be less than the Floor Price (as defined in the Initial Note) then in effect (subject to customary adjustments and the applicable limitations under Nasdaq Listing Rules). The Initial Note bears interest at a rate of nine percent (9%) per annum, payable monthly in arrears, matures on November 3, 2027 and contains customary events of default (upon which the interest rate will increase to a rate of eighteen percent (18%) per annum).

The Initial Note ranks senior to all existing and future indebtedness of the Company (other than Permitted Indebtedness (as defined in the Initial Note) secured by Permitted Liens (as defined in the Initial Note)) and is secured by a first-priority security interest in substantially all of the Company’s assets purchased or acquired with the proceeds from the sale of the Initial Note pursuant to a Pledge and Security Agreement and a Account Control Agreement, each dated as of November 3, 2025, between the Company and the Investor.

The Initial Note holder will not have the right to convert any portion of the Initial Note, to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). However, the Initial Note holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference. The Initial Note described above was issued, and the Conversion Shares will be issued, in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D. The investor represented to the Company that it is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: November 7, 2025	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

3